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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-73584 and 333-42924) pertaining to the 1992 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Applied Molecular Evolution, Inc. of our report dated February 8, 2002, except for the second paragraph in Note 6 and Note 11, as to which the date is March 4, 2002, with respect to the consolidated financial statements of Applied Molecular Evolution, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                        ERNST & YOUNG LLP


San Diego, California
March 4, 2002